SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

NYTEX ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850

Dallas, Texas 75251

(Address of principal executive office)

972-770-4700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 1, 2012, NYTEX Energy Holdings, Inc. (“NYTEX” or the “Company”) announced that the Company was exploring the possible restructuring of certain of the terms and conditions of its outstanding shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), including, among other things, restructuring the currently accrued and unpaid dividends with respect to the Series A Preferred Stock. The Company announced today that, after carefully considering such a restructuring, the Board of Directors of the Company (the “Board”) has determined it to be advisable and in the best interests of the Company and the holders of its Common Stock (“Common Stock”) and its Series A Preferred Stock to amend certain of the terms of the Series A Preferred Stock and certain of the terms of the warrants to purchase Common Stock originally issued by the Company in connection with the original issuance of the Series A Preferred Stock (the “Series A Warrants”), substantially on the principal terms described below (such amendments are collectively referred to herein as the “Restructuring”), and to seek the requisite approval of the Company’s stockholders and the holders of the Series A Warrants, and to take all other actions necessary or appropriate, in order to effectuate the Restructuring. There can be no assurance that the Company will successfully complete any Restructuring or, if completed, the eventual terms or timing of completion of such Restructuring. The Company does not intend to disclose developments with respect to the progress of the Restructuring until such time as the Board deems disclosure appropriate.

Proposed Amendments to the Series A Preferred Stock

In connection with the proposed Restructuring, the terms of the Series A Preferred Stock would be amended as follows:

Dividends

•

The 9% dividend currently payable with respect to the shares of Series A Preferred Stock would cease to accrue as of June 15, 2012 (the “Termination Date”) and, thereafter, no dividends would be payable with respect to the Series A Preferred Stock unless declared by the Board.

•

In exchange for all accrued and unpaid dividends as of the Termination Date (which total an aggregate of approximately $767,570 (or approximately $0.1332 per share)), each holder of Series A Preferred Stock (the “Series A Holders”) as of the record date that would be set by the Board would be issued shares of Common Stock at a rate of one (1) share of Common Stock for each $1.00 of accrued and unpaid dividends due such holder (collectively, the “Dividend Common Shares”). As a result, the Company would issue an aggregate of approximately 767,570 Dividend Common Shares to the Series A Holders.

Liquidation Preference

•

Currently, in the event of the Company’s liquidation, dissolution or winding up (a “Liquidation”), the Series A Holders are entitled to be paid out of the Company’s assets available therefor an amount in cash equal to $1.50 per share of Series A Preferred Stock (the “Base Liquidation Amount”), plus all accrued and unpaid dividends. As part of the Restructuring, the Base Liquidation Amount would be reduced from $1.50 to $1.00 per share (i.e., the initial per share purchase price of the Series A Preferred Stock).

•

In consideration for reducing the Base Liquidation Amount by $0.50 per share, each Series A Holder as of the record date that would be set by the Board would be issued shares of Common Stock at a rate of 0.42735 shares of Common Stock for each share of Series A Preferred Stock held by them (collectively, the “Liquidation Adjustment Common Shares”). As a result, the Company would issue an aggregate of approximately 2,461,978 Liquidation Adjustment Common Shares to the Series A Holders.

•

Currently, at the election of the holders of a majority of the then outstanding shares of Series A Preferred Stock, certain consolidations, mergers and other business combinations involving the Company, as well as the sale of all or substantially all of its assets and a transfer of more than fifty percent (50%) of the voting power of the Company, may be deemed to be a Liquidation (a “Deemed Liquidation”). As part of the Restructuring, the right of the Series A Holders to declare a Deemed Liquidation would be eliminated.

Right of Redemption

•

At any time following the effective date of the Restructuring and subject to the existing notice provisions, the Company would have the right to redeem any or all of the outstanding shares of Series A Preferred Stock at its original purchase price of $1.00 per share, with any partial redemptions applied pro rata among all Series A Holders.

•

The Company would be required to redeem outstanding shares of Series A Preferred Stock, from time to time, upon any release to the Company or the Company’s wholly-owned subsidiary, NYTEX FDF Acquisition, Inc. (“FDF Acquisition”), of any portion of the $6,250,000 in cash currently being held in the post-closing escrow fund in connection with the sale by FDF Acquisition of Francis Drilling Fluid Services, Ltd. on May 4, 2012 (the “Released Escrow Funds”), which mandatory redemption would be made by the Company out of funds legally available therefor to the extent of 100% of the amount of the Released Escrow Funds that are released at that time (each, a “Mandatory Redemption”). Each Mandatory Redemption would be applied pro rata among all Series A Holders.

Anti-Dilution

•

Currently, if, during the two-year period ending on February 9, 2013, the Company issues any equity securities with a Common Stock equivalent purchase price of less than the then-applicable per-share conversion price of the Series A Preferred Stock (currently $1.00 per share), the conversion price of the Series A Preferred Stock will be decreased to such effective price (the “Full-Ratchet Anti-Dilution Provision”). In addition, currently, the foregoing anti-dilution protection becomes a “weighted average” anti-dilution provision following such two-year period. As part of the Restructuring, the Full-Ratchet Anti-Dilution Provision would be eliminated and “weighted average” anti-dilution protection would be in effect. In addition, the Company’s issuance of the Dividend Common Shares and the Liquidation Adjustment Common Shares in connection with the Restructuring would be treated as excluded issuances, which would not result in any adjustment to the conversion price of the Series A Preferred Stock.

Proposed Amendments to the Series A Warrants

In connection with the proposed Restructuring, the terms of the Series A Warrants would be amended as follows:

Anti-Dilution

•

Currently, the Series A Warrants contain a Full-Ratchet Anti-Dilution Provision for a two-year period following their date of issuance, with respect to any issuances by the Company of any equity securities with a Common Stock equivalent purchase price of less than the then-applicable per-share exercise price of the Series A Warrants (currently $2.00 per share). In addition, currently, the foregoing anti-dilution protection becomes a “weighted average” anti-dilution provision following such two-year period. As part of the Restructuring, the Full-Ratchet Anti-Dilution Provision would be eliminated and “weighted average” anti-dilution protection would be in effect. In addition, the Company’s issuance of the Dividend Common Shares and the Liquidation Adjustment Common Shares in connection with the Restructuring would be treated as excluded issuances, which would not result in any adjustment to the exercise price or the number of shares that may be purchased upon exercise of the Series A Warrants.

Proposed Restructuring Fee

As part of the Restructuring, the Company would pay to the Series A Holders as of the record date that would be set by the Board a restructuring fee in an amount equal to three quarters of one percent (0.0075%) of the original $1.00 per share purchase price of the Series A Preferred Stock (i.e., $0.0075 per share; the “Restructuring Fee”), based on the total number of shares of Series A Preferred Stock outstanding on June 15, 2012. The Restructuring Fee would be payable to the Series A Holders on a pro rata basis promptly following the effective date of the Restructuring. On June 15, 2012, the Company had outstanding an aggregate of 5,761,028 shares of Preferred Stock, resulting in an aggregate Restructuring Fee of approximately $43,208 that would be payable to the Series A Holders in connection with the Restructuring.

The information provided pursuant to this Item 8.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012	NYTEX ENERGY HOLDINGS, INC. /s/ Bryan A. Sinclair
Bryan A. Sinclair, Vice President and CFO